Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
     In connection with Amendment No. 1 to the Annual Report of Origen Financial, Inc. (the “Corporation”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) Such Amendment No. 1 to the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in such Amendment No. 1 to the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Ronald A. Klein Ronald A. Klein, Chief Executive Officer	Dated: April 29, 2008

/s/ W. Anderson Geater, Jr. W. Anderson Geater, Jr., Chief Financial Officer	Dated: April 29, 2008
A signed original of this written statement required by Section 906 has been provided to Origen Financial, Inc. and will be retained by Origen Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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